AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997
                                                      REGISTRATION NO. 333-27885
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 2

                                       TO

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                        MIDCOAST ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                                4922
(STATE OR OTHER JURISDICTION OF                     (PRIMARY STANDARD INDUSTRIAL
INCORPORATION OR ORGANIZATION)                       CLASSIFICATION CODE NUMBER)

                                   76-0378638
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002
                              PHONE: (713) 650-8900
                               FAX: (713) 650-3232
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DAN C. TUTCHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002
                             PHONE: (713) 650-8900
                              FAX: (713) 650-3232

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           ROBERT G. REEDY                         JAMES M. PRINCE
       PORTER & HEDGES, L.L.P.                 ANDREWS & KURTH L.L.P.
  700 LOUISIANA STREET, 35TH FLOOR             600 TRAVIS, SUITE 4200
      HOUSTON, TEXAS 77002-2764                 HOUSTON, TEXAS 77002
        PHONE: (713) 226-0600                   PHONE: (713) 220-4200
         FAX: (713) 228-1331                     FAX: (713) 220-4285

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated cash expenses to be incurred in connection with the registration and distribution of the securities covered by this Registration Statement are set forth below.

SEC Registration Fee.................  $  10,794
AMEX Additional Listing Fees.........     17,500
NASD Filing Fee......................      4,062
Printing Expenses....................     40,000
Legal Fees and Expenses..............    110,000
Blue Sky Fees and Expenses (including
  legal expenses)....................          0
Accounting Fees and Expenses.........     40,000
Transfer Agent and Registrar Fees and
  Expenses...........................      3,500
Miscellaneous Expenses...............     59,144
                                       ---------
     TOTAL...........................  $ 285,000
                                       =========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to
(x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NGCL also permits the Registrant to purchase and maintain insurance on behalf of the Registrant's directors and officers against any liability arising out of their status as such, whether or not the Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Company's Articles and Bylaws provide that the Company shall, to the fullest extent not prohibited by applicable law, indemnify any director or officer of the Company in connection with certain actions, suits or proceedings, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Company is also required to pay any expenses incurred by a director or officer in defending such an action, in advance of the final disposition of such action. The Company's Articles and Bylaws further provide that, by resolution of the Board, such benefits may be extended to employees, agents or other representatives of the Company. In addition, the Company's Articles and Bylaws provide that all rights to indemnification and advancement of expenses are deemed to arise out of a contract between the Company and each person to be indemnified which may be evidenced by a separate contract between the Company and each such person.

     The NGCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Company's Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

     The Company's Bylaws provide that the Registrant may maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the NGCL.

     Pursuant to certain indemnity agreements executed by each current director and executive officer, the Company must indemnify, defend and hold harmless its directors and officers from and against any loss, liability or claim arising out of or relating to their capacities as such. There is in effect for the Company an insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following table reflects sales by the Company of unregistered securities within the past three years. Except as otherwise disclosed, the issuances by the Company of the securities sold in the transactions referenced below were not registered under the Securities Act, pursuant to the exemption contemplated in Section 4(2) thereof, for transactions not involving a public offering. No underwriter was involved in the transactions and no commissions were paid. The consideration for which the shares of Common Stock were issued is indicated below:

                DATE                    SHARES      CONSIDERATION                   PURCHASER
-------------------------------------  ---------    --------------   ---------------------------------------
April 17, 1995.......................     44,609      Services                  I.J. Berthelot II
April 30, 1995.......................        446      Services                  I.J. Berthelot II
                                             446      Services                  Richard A. Robert
                                             446      Services                    Bill G. Bray
August 1, 1995.......................        446      Services                   Duane S. Herbst
                                             446      Services                  Donna J. Haddock
                                             446      Services                  Barbara A. Jordan
                                             446      Services                   Kathy C. Smith
September 20, 1995...................     13,382      Services                  I.J. Berthelot II
December 1, 1995.....................        446      Services                   Duane S. Herbst
                                             446      Services                  I.J. Berthelot II
                                             446      Services                  Richard A. Robert
                                             446      Services                    Bill G. Bray
                                             446      Services                    Ronald Harris
March 1, 1996........................      4,460     Financing                       Rainbow
April 8, 1996........................        892      Services                   Karen Callaway
                                             334      Services                  Donna J. Haddock
                                             446      Services                    Ronald Harris
                                           2,676      Services                   Duane S. Herbst
                                             446      Services                  Barbara A. Jordan
                                           8,921      Services                  Richard A. Robert
                                             557      Services                   Kathy C. Smith
April 17, 1996.......................      7,275      Services                    Bill G. Bray
                                           4,460      Services                    Mark W. Fuqua
July 1, 1996.........................      2,007      Services                    E.P. Marinos
                                           2,007      Services                 Richard W. Richards

ITEM 16.  EXHIBITS.

        EXHIBITS                     DESCRIPTION
-------------------------------------------------------------

          **1.1      -- Underwriting Agreement by and among the Underwriters,
                        the Selling Stockholder and Midcoast Energy Resources, Inc.

            2.1      -- Agreement for Purchase and Sale of Stock dated
                        September 6, 1995, by and between Midcoast Holdings No. One, Inc. and Koch Gateway Pipeline Company (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995, as Exhibit 10.25).

            2.2      -- First Amendment to Agreement for Purchase and Sale of
                        Stock dated September 6, 1995, by and between Midcoast Holdings No. One, Inc. and Koch Gateway Pipeline Company dated October 2, 1995 (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995, as Exhibit 10.26).
            2.3      -- Agreement for Purchase and Sale of Stock dated
                        September 13, 1995, by and between Five Flags Holding Company and Midcoast Holdings No. One, Inc. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995, as Exhibit 10.27).
            2.4      -- Agreement for Purchase of Stock dated September 13,
                        1995, by and between Midcoast Holdings No. One, Inc. and Rainbow Investments Company (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995, as Exhibit 10.28 ).
            2.5      -- Agreement for Purchase and Sale of Stock dated July
                        27, 1995, by and between Williams Holdings of Delaware, Inc. and Midcoast Holdings No. One, Inc. (Incorporated by reference from Midcoast Form 8-K dated September 22,
                        1995).
            2.6      -- Agreement for Sale and Purchase of Harmony Gas
                        Processing Plant and Related Gathering System dated October 3, 1996, by and between Koch Hydrocarbon Company, a division of Koch Industries, Inc. and Midcoast Holdings No. One, Inc. (Incorporated by reference from Midcoast Form 8-K dated October 21, 1996, as Exhibit 2.1).
            2.7      -- Stock Purchase Agreement dated March 18, 1997, by and
                        between Midcoast Energy Resources, Inc. and Atrion Corporation. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1996.)
            3.1      -- Articles of Incorporation of Midcoast Energy
                        Resources, Inc. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31,
                        1992).
            3.2      -- Certificate of Amendment of Articles of Incorporation
                        of Midcoast Energy Resources, Inc. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
            3.3      -- Bylaws of Midcoast Energy Resources, Inc.
                        (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 1, 1992).
            4.1      -- Shareholder Agreement dated April 30, 1994, by and
                        between Midcoast Energy Resources, Inc. and Bill G. Bray (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
            4.2      -- Shareholder Agreement dated April 30, 1994, by and
                        between Midcoast Energy Resources, Inc. and Duane S. Herbst (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
            4.3      -- Shareholder Agreement dated April 30, 1994, by and
                        between Midcoast Energy Resources, Inc. and Richard A. Robert (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
            4.4      -- Shareholder Agreement dated April 30, 1994, by and
                        between Midcoast Energy Resources, Inc. and I. J. Berthelot, II (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31,
                        1994).
            4.5      -- Specimen Certificate for Shares of Common Stock, par
                        value $.01 per share. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
            4.6      -- Representative's Warrants. (Incorporated by reference
                        from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
            4.7      -- Voting Proxy Agreement dated August 5, 1996, by and
                        between Midcoast Energy Resources, Inc., Stevens G. Herbst, Kenneth B. Holmes, Jr., Rainbow Investments Company and Texas Commerce Bank National Association. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8,
                        1996).

            4.8      -- Registration Rights Agreement dated August 5, 1996,
                        by and between Midcoast Energy Resources, Inc. and Stevens G. Herbst. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
            4.9      -- Registration Rights Agreement dated August 5, 1996,
                        by and between Midcoast Energy Resources, Inc. and Kenneth B. Holmes, Jr. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
            4.10     -- Registration Rights Agreement dated August 5, 1996,
                        by and between Midcoast Energy Resources, Inc. and Rainbow Investments Company. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).

           *5.1      -- Opinion of Porter & Hedges, L.L.P. respecting
                        legality of securities being offered.

           10.1      -- Employment Agreement dated January 1, 1993, by and
                        between Midcoast Energy Resources, Inc. and Dan C. Tutcher (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1992).
           10.2      -- Amendment to the Employment Agreement dated April 1,
                        1993, by and between Midcoast Energy Resources, Inc. and Dan C. Tutcher (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31,
                        1993).
           10.3      -- Amendment to Employment Agreement dated April 14,
                        1997, by and between Midcoast Energy Resources, Inc. and Dan Tutcher (Incorporated by reference from Midcoast Form 10-QSB for the three-month period ended March 31,
                        1997).
           10.4      -- Employment Agreement dated April 30, 1994, by and
                        between Midcoast Energy Resources, Inc. and Richard A. Robert (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
           10.5      -- Amendment to the Employment Agreement dated April 8,
                        1996, by and between Midcoast Energy Resources, Inc. and Richard A. Robert (Incorporated by reference from Midcoast Form 10-QSB for the three-month period ended March 31, 1996).
           10.6      -- Employment Agreement dated July 1, 1994, by and
                        between Midcoast Energy Resources, Inc. and Bill G. Bray (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
           10.7      -- Employment Agreement dated April 25, 1995, by and
                        between Midcoast Energy Resources, Inc. and I.J. Berthelot, II (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31,
                        1995).
           10.9      -- Amendment to Employment Agreement dated December 8,
                        1995, by and between Midcoast Energy Resources, Inc. and I.J. Berthelot, II (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995).
           10.8      -- Amendment to Employment Agreement dated April 14,
                        1997, by and between Midcoast Energy Resources, Inc. and I.J. Berthelot, II (Incorporated by reference from Midcoast Form 10-QSB for the three-month period ended March 31, 1997).
           10.10     -- Assignment of Net Revenue Interest dated July 1,
                        1994, by and between Texline Gas Company and Midcoast Energy Resources, Inc. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
           10.11     -- Assignment of Net Revenue Interest dated July 1,
                        1994, by and between Rainbow Investments Co. and Midcoast Energy Resources, Inc. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1994).
           10.12     -- Agreement dated March 31, 1994, by and between
                        Midcoast Energy Resources, Inc., and Stewart Petroleum Company (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1993).
           10.13     -- Operating Agreement of Pan Grande Pipeline, L.L.C.
                        dated February 28, 1996, by and between Midcoast Holdings No. One, Inc. and Resource Energy Development, L.L.C. (Incorporated by reference from Midcoast Form 10-KSB for the fiscal year ended December 31, 1995).

           10.14     -- Warrant by and between Triumph Resources Corporation
                        and Midcoast Energy Resources, Inc. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
           10.15     -- Midcoast Energy Resources, Inc. 1996 Incentive Stock
                        Plan. (Incorporated by reference from Midcoast Registration Statement on Form SB-2 (No. 333-4643) dated August 8, 1996).
           10.16     -- Credit Agreement dated August 22, 1996, by and
                        between Bank One, Texas N.A. and Midcoast Energy Resources, Inc., Magnolia Pipeline Corporation and H&W Pipeline Corporation. (Incorporated by reference from Midcoast Form 10-QSB for the nine-month period ended September 30, 1996).
           10.17     -- Midcoast Energy Resources, Inc. 1997 Non-Employee
                        Director Stock Option Plan (Incorporated by reference from Midcoast Form 10-QSB for the three-month period ended March 31, 1997).
           10.18     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and Richard A. Robert.
           10.19     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and I.J. Berthelot, II.

         **10.20     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and E.P.
                        Marinos.

           10.21     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and Richard N. Richards.
           10.22     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and Duane S. Herbst.
           10.23     -- Indemnity Agreement dated April 23, 1997, by and
                        between Midcoast Energy Resources, Inc. and Dan C. Tutcher.

          *21.1      -- Schedule listing subsidiaries of Midcoast Energy
                        Resources, Inc.

         **23.1      -- Consent of Hein + Associates LLP.
          *23.2      -- Consent of Bruce M. Withers, Jr.

          *23.3      -- Consent of Porter & Hedges, L.L.P. (included in its
                        opinion filed as Exhibit 5.1 hereto).

          *24.1      -- Power of Attorney (included on signature page to
                        originally filed Registration Statement).
           27.1      -- Financial Data Schedule for the three month period
                        ended March 31, 1997. (Incorporated by reference from Midcoast Form 10-QSB for the three month period ended March 31, 1997).
------------

  * Previously filed.
 ** Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 25TH DAY OF JUNE, 1997.

                                          MIDCOAST ENERGY RESOURCES, INC.
                                          By: /s/ DAN C. TUTCHER
                                          DAN C. TUTCHER, CHAIRMAN OF THE BOARD,
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURE                        TITLE                          DATE
------------------------   ------------------------------------    ------------
   /s/DAN C. TUTCHER       Chairman of the Board, President and    June 25, 1997
    (DAN C. TUTCHER)         Chief Executive Officer

           *               Vice President of Operations and        June 25, 1997
  (I.J. BERTHELOT, II)       Director

           *               Treasurer, Principal Financial          June 25, 1997
  (RICHARD A. ROBERT)        Officer and Principal Accounting
                             Officer

           *               Director                                June 25, 1997
 (RICHARD N. RICHARDS)

* By: /s/ DAN C. TUTCHER
          Dan C. Tutcher,
          as Attorney-In-Fact